Exhibit 99.1
[LOGO]

FOR IMMEDIATE RELEASE	For More Information, Contact:
December 21, 2005
Jim Drewitz, Investor Relations
972-355-6070
Steve Taylor, President & CEO
800-580-1828

NATURAL GAS SERVICES GROUP NAMES STEPHEN C. TAYLOR AS
CHAIRMAN OF THE BOARD OF DIRECTORS
MIDLAND, Texas, December 21, 2005 — Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of gas compression, flare equipment and services to the natural gas industry, proudly announces its Board of Directors has elected Stephen C. Taylor, 52, to assume the additional role of Chairman of the Board effective January 1, 2006. Mr. Taylor currently serves as the Company’s President and CEO.
“Steve Taylor has clearly demonstrated strong leadership and has contributed significantly to NGS’s growth and overall success during his tenure with the Company,” said Wallace Sparkman, 75, retiring Chairman of NGS. “I look forward to the continued success for NGS under his leadership as Chairman and CEO.”
Steve Taylor joined Natural Gas Services Group in January 2005. Prior to joining Natural Gas Services Group Mr. Taylor was most recently the US General Manager of Trican Production Services, Houston, Texas. Previously he was Senior Vice President and Chief Operating Officer of Enventure Global Technology, Houston, Texas and spent 24 years with Halliburton Company in various management positions. Mr. Taylor has a Bachelor of Science in Mechanical Engineering from Texas Tech University and a Master of Business Administration from the University of Texas at Austin, Texas.
Steve Taylor, commenting on his new position stated, “Filling Wallace’s shoes is a large task, but I look forward to continuing to build on the success that NGS has experienced since its inception.”
Mr. Taylor continued, “We are very well positioned to continue our participation in the growing non-conventional gas activity throughout the U.S. I am excited about building upon our past operational and financial achievements and furthering our previously announced geographic expansions into the Rocky Mountain and Appalachian areas. I look forward to continued growth and success in all areas in 2006.”

About Natural Gas Services Group, Inc.
NGS is a leading provider of small to medium horsepower compression equipment to the natural gas industry with a primary focus on the non-conventional gas industry, i.e., coalbed methane, gas shales and tight gas. The Company manufactures, fabricates and rents natural gas compressors that enhance the production of natural gas wells and provides maintenance services for those compressors. In addition the Company sells custom fabricated natural gas compressors to meet customer specifications dictated by well pressures, production characteristics and particular applications. The Company also manufactures and sells flare systems for gas plant and production facilities. NGS is headquartered in Midland, TX with manufacturing facilities located in Tulsa, OK, Lewiston, MI and Midland, TX and service facilities located in major gas producing basins in the U.S.
     For more information visit the Company’s website at www.ngsgi.com.
Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and natural gas prices which could cause a decline in the demand for NGS’s products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in NGS’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.
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